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                                   EXHIBIT 21

                          SUBSIDIARIES OF VIASOFT, INC.


                                                                              Jurisdiction
                                                                                   of
                                                                              Incorporation
                                                                              -------------
VIASOFT International, Inc.                                                     Delaware

         VIASOFT U.K. Limited*                                                  England

         VIASOFT International GmbH*                                            Germany

         VIASOFT Pty. Ltd.*                                                     Australia

         VIASOFT Benelux, S.A.*                                                 Belgium

         ANASAZI Holdings GmbH*                                                 Germany

                  VALIANT Holdings GmbH*                                        Germany

                  Rottger & Osterberg Software
                   Technik GmbH*                                                Germany

                           R&O (UK) Ltd.*                                       England

                           R&O Inc.*                                            Delaware

VIASOFT de Mexico, S.A. de C.V.                                                 Mexico

VIASOFT (FSC), Ltd.                                                             Barbados

         *Subsidiaries denoted with an asterisk are indirect subsidiaries of VIASOFT, Inc. and are owned directly by the subsidiary under which its name is listed.